UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2008
HILLENBRAND INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-6651	35-1160484
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1069 State Route 46 East
Batesville, Indiana	47006-8835
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (812) 934-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Approval of Distribution
     On March 14, 2008, the Board of Directors of Hillenbrand Industries, Inc. (the “Company”) formally approved the previously announced distribution (the “Distribution”) to the Company’s shareholders of all of the common stock of Batesville Holdings, Inc. (“Batesville Holdings”) held by the Company, and established the record date and distribution date for the Distribution. Batesville Holdings is a wholly owned subsidiary of the Company recently formed to become the holding company for the Company’s funeral service business, which has operated under the Batesville Casket name. To implement the Distribution, the Company will distribute to each of its shareholders, through a pro rata dividend, one share of Batesville Holdings common stock for each share of the Company’s common stock held by such shareholder as of the close of business on March 24, 2008, the record date for the Distribution. The Distribution is expected to be made after the close of business on March 31, 2008, which is referred to as the distribution date. A press release announcing the Board of Directors’ approval of the Distribution and the establishment of the record date and distribution date is filed as Exhibit 99.1. The contents of such Exhibit are incorporated herein by reference.
     In connection with the Distribution, the Company will change its name to Hill-Rom Holdings, Inc., and Batesville Holdings will change its name to Hillenbrand, Inc. These name changes are being made to continue the long association of the Hillenbrand name with the Batesville Casket business. The amendment of the Company’s articles of incorporation to change the Company’s name was approved by the Company’s shareholders at a special meeting of shareholders held March 13, 2008.
     A goal of the separation of Batesville Holdings from the Company is that current shareholders of the Company initially receive combined quarterly cash dividends from the Company and Batesville Holdings equal to the $0.285 per share quarterly dividend currently paid by the Company. Accordingly, following the distribution the Company expects initially to pay a quarterly dividend of $0.1025 per share, and Batesville Holdings expects initially to pay a quarterly dividend of $0.1825 per share. The declaration and payment of dividends by the Company or Batesville Holdings will be subject to the sole discretion of their respective boards of directors and will depend upon many factors, including their financial condition, earnings, capital requirements, covenants associated with their debt obligations or other contractual restrictions, legal requirements and other factors deemed relevant by their respective boards of directors.

Agreements to Be Entered into in Connection with the Distribution
     On or about March 18, 2008, the Company will enter into definitive agreements with Batesville Holdings that, among other things, set forth the terms and conditions of the Distribution and provide a framework for Batesville Holdings’ relationship with the Company after the Distribution. Summaries of the material terms of these definitive agreements, which consist of a distribution agreement, a judgment sharing agreement, an employee matters agreement, a tax sharing agreement, shared services agreements and transitional services agreements, are set forth below. The distribution agreement, judgment sharing agreement, employee matters agreement and tax sharing agreement are each filed as exhibits to this report, and the summary of each of these agreements sets forth those terms we believe to be material. These summaries are qualified in their entirety by reference to the full text of the agreements.
     Distribution Agreement
     The distribution agreement will set forth the agreements between the Company and Batesville Holdings with respect to the principal corporate transactions required to effect the Distribution and the related separation of Batesville Holdings from the Company, the allocation of certain corporate assets and liabilities of the Company and Batesville Holdings, and other agreements governing the relationship between the Company and Batesville Holdings.
     The Distribution. The distribution agreement will provide that, subject to the terms and conditions contained in the agreement, the Company will effect the Distribution after the close of business on the distribution date, which will be March 31, 2008. The Distribution is subject to the satisfaction or waiver by the Company, in its sole discretion, of a number of conditions. See "—Conditions to the Distribution” below.
     Releases and Indemnification. The distribution agreement will provide that the Company and its subsidiaries (other than Batesville Holdings and its subsidiaries) will release and discharge Batesville Holdings and its subsidiaries from all liabilities to the Company and its subsidiaries of any sort, including in connection with the transactions contemplated by the distribution agreement, except as expressly set forth in the agreement. Batesville Holdings and its subsidiaries will release and discharge the Company and its subsidiaries from all liabilities to Batesville Holdings and its subsidiaries of any sort, including in connection with the transactions contemplated by the distribution agreement, except as expressly set forth in the agreement. The releases will not release any party from, among other matters, liabilities assumed by or allocated to the party pursuant to the distribution agreement or the other agreements entered into in connection with the separation (including the judgment sharing agreement described below) or from the indemnification and contribution obligations under the distribution agreement or such other agreements.
     Except as otherwise provided in the distribution agreement, the Company will agree to indemnify, defend and hold harmless Batesville Holdings and its subsidiaries from and against all liabilities relating to, arising out of or resulting from:
•	any liabilities relating to the Company or its business, including the failure of the Company or any of its subsidiaries (other than Batesville Holdings or any of its subsidiaries), to pay, perform or otherwise promptly discharge any such liabilities in accordance with their respective terms;

•	any breach by the Company or any of its subsidiaries (other than Batesville Holdings or any of its subsidiaries), of the distribution agreement or any of the other agreements;

•	certain specified claims, other than the claims covered by the judgment sharing agreement discussed below; and

•	any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any information provided by the Company to Batesville Holdings specifically for inclusion in Batesville Holdings’ Registration Statement on Form 10 or the related information statement or in any information provided by the Company to Batesville Holdings specifically for use in SEC filings made by Batesville Holdings after the distribution date.
     Except as otherwise provided in the distribution agreement, Batesville Holdings will agree to indemnify, defend and hold harmless the Company and each of its subsidiaries, other than Batesville Holdings and its subsidiaries, from and against all losses relating to, arising out of or resulting from:
•	any liabilities relating to Batesville Holdings or its business or assumed by Batesville Holdings pursuant to the distribution agreement, including the failure of Batesville Holdings or any of its subsidiaries to pay, perform or otherwise promptly discharge any such liabilities in accordance with their respective terms;

•	any breach by Batesville Holdings or any of its subsidiaries of the distribution agreement or any of the other agreements;

•	certain specified claims, other than the claims covered by the judgment sharing agreement discussed below; and

•	any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in Batesville Holdings’ Registration Statement on Form 10 or the related information statement (except for any information provided to Batesville Holdings by the Company for inclusion therein) or in any information provided by Batesville Holdings to the Company specifically for use in SEC filings made by the Company after the distribution date.
     The distribution agreement also will establish procedures with respect to claims subject to indemnification and related matters.
     Restrictive Covenants. In order to preserve the credit capacity of each of the Company and Batesville Holdings to perform its obligations under the judgment sharing agreement described below, the distribution agreement will impose certain restrictive covenants on the Company and Batesville Holdings. Specifically, the distribution agreement will provide that, until the occurrence of an Agreed Termination Event (as described below), the Company and its subsidiaries will not:
•	incur indebtedness to finance the payment of any extraordinary cash dividend on its outstanding capital stock or the repurchase of any outstanding shares of its capital stock;

•	in the case of the Company, declare and pay regular quarterly cash dividends on the shares of the Company’s common stock in excess of the $0.1025 per share quarterly dividend that the Company initially expects to pay following the Distribution;

•	make any acquisition outside its core area of business, defined to mean the manufacture or sale of non-implantable devices or any

•	other existing business line conducted by Hill-Rom, Inc. and its subsidiaries immediately prior to the Distribution (including medical technologies and related services for the health care industry, such as, for example, patient support systems, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals and workflow technology solutions);

•	incur indebtedness in excess of $100 million to finance any acquisition in its core area of business without the receipt of an opinion from a qualified investment banker that the transaction is fair to the Company’s shareholders from a financial point of view; or

•	incur indebtedness to make an acquisition in its core area of business that either (1) causes the Company’s ratio, calculated as provided in the distribution agreement, of Pro Forma Consolidated Total Debt to Consolidated EBITDA (each as defined in the distribution agreement) to exceed 1.8x or (2) causes the Company’s credit rating by either Standard & Poor’s Ratings Services or Moody’s Investor Services to fall more than one category below its initial rating after giving effect to the Distribution.
     As used in the distribution agreement, “Agreed Termination Event” means the first to occur of (1) the full and complete satisfaction of a trial court judgment in the last pending antitrust litigation matter described below under “—Judgment Sharing Agreement” (including any similar future litigation matter that is asserted against both the Company and Batesville Holdings prior to the completion of the Distribution and any other matter that is consolidated with any such existing or future matter) or the suspension of the execution of such judgment by the posting of a supersedeas bond or (2) the settlement or voluntary dismissal of such last pending matter as to the Company and Batesville Holdings. These restrictive covenants will terminate in the event that either the Company’s or Batesville Holdings’ funding obligations under the judgment sharing agreement terminate in accordance with the terms of that agreement. The distribution agreement will impose similar restrictions on Batesville Holdings and its subsidiaries, except that the definition of core business will be appropriate for Batesville Holdings.
     Conditions to the Distribution. The completion of the Distribution is subject to the satisfaction or waiver by the Company in its sole discretion of a number of conditions, including the following:

•	any government approvals and other material consents necessary to consummate the distribution shall have been received and be in full force and effect; and
•	no order, injunction, decree or regulation issued by any governmental authority or other legal restraint or prohibition preventing consummation of the distribution shall be in effect, and no other event outside the control of the Company shall have occurred or failed to occur that prevents the consummation of the distribution.
     In addition, the Company has the right not to complete the Distribution if, at any time, the Company’s Board of Directors determines, in its sole discretion, that the Distribution is not in the best interests of the Company or its shareholders or that market conditions or other circumstances are such that it is not advisable to separate the funeral service business from the Company.
     Dispute Resolution. The distribution agreement will contain provisions that govern, except as otherwise provided in any other agreement, the resolution of disputes, controversies or claims that may arise between Batesville Holdings and the Company related to the separation or Distribution. These provisions will contemplate that efforts will be made to resolve disputes, controversies and claims by escalation of the matter to senior management or other mutually agreed representatives of Batesville Holdings and the Company. If such efforts are not successful, either Batesville Holdings or the Company may submit the dispute, controversy or claim to binding arbitration, subject to the provisions of the agreement.
     Insurance. The distribution agreement will provide for the allocation among the parties of benefits under existing insurance policies for occurrences prior to the separation and sets forth procedures for the administration of insured claims. In addition, the agreement will allocate among the parties the right to proceeds and the obligation to incur deductibles under certain insurance policies.
     Further Assurances. In addition to the actions specifically provided for in the distribution agreement, except as otherwise set forth therein or in any other agreement, both the Company and Batesville Holdings will agree to use commercially reasonable efforts, prior to, on and after the distribution date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the distribution agreement and the other agreements.
     Judgment Sharing Agreement
     The Company and its Batesville Casket Company subsidiary (which will be a subsidiary of Batesville Holdings following the Distribution) have been named in several purported antitrust class action lawsuits described under “Item 3. Legal Proceedings—Batesville Antitrust Litigation” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and “Part II, Item 1. Legal Proceedings—Batesville Antitrust Litigation” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2007. The Company believes that it and Batesville Casket have committed no wrongdoing as alleged by the plaintiffs and that it has meritorious defenses to class certification and to plaintiffs’ underlying allegations and damage theories. In accordance with applicable accounting standards, neither the Company nor Batesville Holdings has established a loss reserve for any of these cases. Because the Company, Batesville Casket and the other co-defendants in these antitrust litigation matters are jointly and severally liable for any damages assessed at trial with no statutory contribution rights among the defendants, the Company and Batesville Holdings will enter into a judgment sharing agreement to allocate any potential liability under these cases, any similar case brought against both the Company and Batesville Holdings prior to the completion of the Distribution and any other case that is consolidated with any such existing or future case.
     Under the judgment sharing agreement, the aggregate amount that the Company and Batesville Holdings will be required to pay or post in cash (1) to satisfy in its entirety any claim (including upon settlement) once the action has been finally judicially determined or (2) to post a bond, in the event the Company or Batesville Holdings elects to do so, to stay the execution of any adverse judgment pending its final determination, will be funded in the following order of priority:
     • First, Batesville Holdings will be required to contribute an amount equal to:
•	the maximum amount of cash and cash proceeds that Batesville Holdings has on hand or is able to raise using its best efforts, without any obligation to sell assets other than cash equivalents and subject to limitations on the amount of equity securities Batesville Holdings is required to issue and the ability to retain cash sufficient to operate its business in the normal course, which is referred to as “maximum funding proceeds,” minus

•	the difference between $50 million and the amount of cash retained to operate the business if the amount of such retained cash is less than $50 million;
     • Second, the Company and its subsidiaries will be required to contribute their maximum funding proceeds; and
     • Third, Batesville Holdings will be required to contribute the remainder of its maximum funding proceeds.
     Neither the Company nor Batesville Holdings will be required to raise or provide funds if the total amount of funds available to both the Company and Batesville Holdings would not be sufficient to cover a judgment or settlement amount or the cost of the appeal bond. The funding obligations of each company also are subject to a limitation relating to that company’s continued solvency.
     The judgment sharing agreement will provide that if the foregoing allocation is held to be unenforceable, the Company and Batesville Holdings will be required to contribute to satisfy any funding obligation based upon a mutually satisfactory agreement as to the Company’s and Batesville Holdings’ relative culpability (if any) or, failing such an agreement, pursuant to arbitration under the arbitration provisions contained in the judgment sharing agreement. The judgment sharing agreement will provide that Batesville Holdings is responsible for bearing all fees and costs incurred in the defense of the antitrust litigation matters on behalf of itself and the Company. The distribution agreement will contain provisions governing the joint defense of the antitrust litigation and other claims. In the event that the Company or Batesville Holdings is dismissed as a defendant in the antitrust litigation matters (except where the dismissal results from a settlement agreement other than a settlement not including both the Company and Batesville Holdings) or is found upon conclusion of trial not to be liable for payment of any damages to the plaintiffs, any funding obligations under the judgment sharing agreement of the party so dismissed or found not liable will terminate once such dismissal or finding of no liability is finally judicially determined.
     Employee Matters Agreement
     The Company will enter into an employee matters agreement with Batesville Holdings prior to the Distribution that will govern Batesville

Holdings’ compensation and employee benefit obligations with respect to its directors and its current and former employees, along with the assumption of liabilities for certain former Company directors and employees and former employees of other non-medical technology businesses. The employee matters agreement will allocate liabilities and responsibilities relating to employee compensation and benefits plans and programs and other related matters in connection with the Distribution including, without limitation, the treatment of outstanding Company equity-based awards, certain outstanding annual and long-term incentive awards, existing deferred compensation obligations and certain retirement, post-retirement and welfare benefit obligations.
     In connection with the Distribution, Batesville Holdings initially expects to adopt, for the benefit of its employees and directors, a variety of compensation and employee benefit plans that are generally comparable in the aggregate to those provided by the Company immediately prior to the Distribution. Once Batesville Holdings establishes its own compensation and benefits plans, it reserves the right to amend, modify or terminate each such plan in accordance with the terms of that plan. With certain possible exceptions, the employee matters agreement will provide that as of the close of the Distribution, Batesville Holdings’ employees and directors will generally cease to be active participants in, and Batesville Holdings will generally cease to be a participating employer in, the benefit plans and programs maintained by the Company. As of such time, Batesville Holdings employees and directors will generally become eligible to participate in all of its applicable plans. In general, Batesville Holdings will credit each of its employees with his or her service recognized under the Company’s plans prior to the Distribution for all purposes under plans maintained by Batesville Holdings, to the extent the corresponding Company plans give credit for such service and such crediting does not result in a duplication of benefits. The employee matters agreement will provide that as of the distribution date, except as specifically provided therein, Batesville Holdings generally will assume, retain and be liable for all wages, salaries, welfare, incentive compensation and employee-related obligations and liabilities for its directors and all current and former employees of its business, along with those for certain former Company directors and corporate employees and former employees of other non-medical technology businesses. The distribution agreement will provide that if neither the Company nor Batesville Holdings is entitled to receive a full deduction for state and federal income tax purposes for any liabilities discharged by Batesville Holdings with respect to these Company directors and former employees, Batesville Holdings will reassign those liabilities back to the Company and pay the Company an amount equal to the then carrying value of these liabilities on its books and records, net of taxes at an assumed tax rate of 36.25%, subject to adjustment at the time of such reassignment in the event of future changes in the federal income tax rate. Additionally, the Company and Batesville Holdings will agree that with the assumption of liabilities for these Company directors and former employees, Batesville Holdings is entitled to the tax benefit from the satisfaction of such liabilities, and if it is determined that it is not entitled to this tax benefit, the Company will reimburse Batesville Holdings for the tax benefit. This tax benefit will be determined based on the cash benefit to Batesville Holdings as if such deduction were taken and allowed on the Batesville Holdings’ filed tax returns, including any amended tax returns.
     The employee matters agreement will also provide for the transfer of assets and liabilities relating to the predistribution participation of employees and directors for which Batesville Holdings has assumed responsibility in various Company retirement, postretirement, welfare, incentive compensation and employee benefit plans from such plans to the applicable plans Batesville Holdings adopts for the benefit of its employees and directors. The employee matters agreement will provide that the Company and Batesville Holdings may arrange with current service providers with respect to the Company’s employee benefit plans to continue such services on a shared basis for a period of time following the Distribution and that Batesville Holdings will reimburse the Company for Batesville Holdings’ share of the cost of such shared services.
     Tax Sharing Agreement
     In conjunction with the separation of Batesville Holdings from the Company, the Company will enter into a tax sharing agreement with Batesville Holdings that generally will govern the Company’s and Batesville Holdings’ respective rights, responsibilities and obligations after the Distribution with respect to taxes, including ordinary course of business taxes and the preparation and filing of tax returns and the handling of tax audits. Included in the taxes to be addressed will be taxes, if any, incurred as a result of any failure of the Distribution to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”) (including as a result of Section 355(e) of the Code).
     Under the tax sharing agreement, the Company expects that, with certain exceptions, Batesville Holdings generally will be responsible for the payment of all income and non-income taxes attributable to its operations, and the operations of its direct and indirect subsidiaries, whether or not such tax liability is reflected on a consolidated or combined tax return filed by the Company. The Company will be responsible for the payment of all income taxes and non-income taxes that are not specifically the obligation of Batesville Holdings under the terms of the tax sharing agreement. Other than the reimbursement or sharing of external and internal costs incurred as a result of and related to tax audits, no fees will be paid by either party to the other party under the tax sharing agreement.
     Notwithstanding the foregoing, the Company expects that, under the tax sharing agreement, Batesville Holdings also generally will be responsible for any taxes imposed on the Company that arise from the failure of the Distribution to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) of the Code, to the extent that such failure to qualify is attributable to actions, events or transactions relating to Batesville Holdings’ stock, assets or business, or a breach of the relevant representations or covenants made by Batesville Holdings in the tax sharing agreement. The Company generally will be responsible for a portion of any taxes that arise from the failure of the Distribution to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) of the Code, if such failure is for any reason for which neither the Company nor Batesville Holdings is responsible. The Company will be responsible for taxes based on a fraction, the numerator of which shall be the price of its stock based on the five trading days after the distribution date and the denominator of which is the sum of the price of its stock and the price of Batesville Holdings’ stock on the five trading days following the Distribution.
     The tax sharing agreement also will impose restrictions on the Company’s and Batesville Holdings’ ability to engage in certain actions following the separation of Batesville Holdings from the Company and to set forth the respective obligations between the Company and Batesville Holdings with respect to the filing of tax returns, the administration of tax contests, assistance and cooperation and other matters.
     Shared Services and Transitional Services Agreements
     The Company will enter into shared services agreements and transitional services agreements with Batesville Holdings in connection with the separation. The shared services agreements will address services that may be provided for an extended period of time, while the transitional services agreements will cover services that are intended to be provided for a limited period of time while the recipient of the services makes other arrangements for these services. Under the shared services agreements, the Company, on the one hand, and Batesville Holdings, on the other hand, will agree to provide certain services to each other following the separation for an initial term of two years, with automatic two-year extensions if commercially viable alternatives for the services are not available, except as noted below. After the initial two-year term, either party may terminate an agreement by notice to the other party, and the recipient of the services must terminate after notice if commercially viable alternatives for the services are available. For purposes of the foregoing, the determination of whether commercially viable alternatives are available is in the discretion of the recipient of the services. These services include aviation services related to the airfield that the Company will own and operate and certain aircraft that the Company and Batesville Holdings will jointly own and operate following the separation, as well as certain ground transportation and fleet maintenance services. In addition, due to the interrelated nature of certain facilities that will be owned by the Company and Batesville Holdings, the Company and Batesville Holdings will enter into agreements requiring each party to maintain its respective parts of such facilities, including, for example, maintaining fire protection systems for the facilities. In general, the recipient of services will be billed for the services at the fair value of the services, except that Batesville Holdings will be billed at cost for aviation services provided to Batesville Holdings by the Company, and the Company and Batesville Holdings will be independently responsible for their respective obligations to maintain their respective portions of the interrelated facilities. The Company will continue to provide aviation services related to the airfield to Batesville Holdings for as long as Batesville Holdings continues to own an interest in certain aircraft or maintains its own aircraft. Ground transportation services could continue as long as the Company and Batesville Holdings continue to jointly own corporate conference facilities used by both companies. Obligations under the agreements relating to the maintenance of interrelated facilities could continue for so long as required for the proper maintenance, operation and use of such facilities or until such interrelated facilities are segregated.
     Under the transitional services agreements, the Company will provide certain services to Batesville Holdings for a specified period following the separation. The services to be provided may include services regarding certain financial reporting and other public company staffing needs, legal services, including labor and employment and litigation support, human resources services, medical services and certain information technology services. Batesville Holdings will generally be billed at cost for these services, including information technology services provided through a third party under a contract to which the Company is a party. The transitional services agreements will generally provide that the services will continue for a period of up to two years following the separation, subject to earlier termination by the recipient of the services and to extension if the parties agree.
Risk Factors
     Following is a discussion of certain risk factors relating to the Distribution and the separation of Batesville Holdings from the Company.

The Company may be unable to achieve some or all of the benefits that it expects to achieve from the separation of Batesville Holdings from the Company, and any such benefits may be offset in part by certain negative consequences of the separation.
     The Company may not be able to achieve the full strategic and financial benefits that it expects will result from the separation of Batesville Holdings from the Company or such benefits may be delayed or may not occur at all. For example, there can be no assurance that analysts and investors will regard the Company’s corporate structure as clearer and simpler than its current corporate structure or place a greater value on the Company as a stand-alone medical technology company after the separation than on the Company’s current structure as a holding company for its medical technology and funeral service businesses. As a result, in the future the aggregate market price of the Company’s common stock and Batesville Holdings’ common stock as separate companies may be less than the market price per share of the Company’s common stock had the separation and Distribution not occurred.
     Because the Company will be a smaller company after the separation and expects to have credit ratings below its current credit ratings, the Company expects to have less borrowing capacity and greater borrowing costs than it currently has.
The Company’s agreements with Batesville Holdings may not reflect terms that would have resulted from arm’s-length negotiations among unaffiliated third parties.
     The agreements related to the separation of Batesville Holdings from the Company, including the distribution agreement, judgment sharing agreement, employee matters agreement, tax sharing agreement, shared services agreements and transitional services agreements, were prepared in the context of the separation while Batesville Holdings was still part of the Company and, accordingly, may not reflect terms that would have resulted from arm’s length negotiations among unaffiliated third parties. The terms of these agreements relate to, among other things, allocation of assets, employees, liabilities, rights, indemnifications and other obligations between the Company and Batesville Holdings. See the descriptions of these agreements above.
The Distribution could result in significant tax liability.
     The Company has received a private letter ruling from the IRS that the Distribution will qualify for tax-free treatment under Code Sections 355 and 368(a)(1)(D). The IRS ruling relies on certain representations, assumptions and undertakings, including those relating to the past and future conduct of the Company’s and Batesville Holdings’ businesses. Although the Company believes that all of these representations, assumptions and undertakings were correct, the IRS ruling would not be valid if the representations, assumptions and undertakings were incorrect. Moreover, the IRS private letter ruling does not address all the issues that are relevant to determining whether the Distribution will qualify for tax-free treatment, although the Company has received an opinion of counsel with respect to the legal and tax issues not addressed in the private letter ruling. Notwithstanding the IRS private letter ruling, the IRS could determine that the Distribution should be treated as a taxable transaction if it determines that any of the representations, assumptions or undertakings that were included in the request for the private letter ruling were false or had been violated.
     If the Distribution fails to qualify for tax-free treatment, the Company would be subject to tax as if it had sold the common stock of Batesville Holdings in a taxable sale for its fair market value and Batesville Holdings’ initial public shareholders would be subject to tax as if they had received a taxable distribution equal to the fair market value of Batesville Holdings’ common stock that was distributed to them. Under the tax sharing agreement between the Company and Batesville Holdings, Batesville Holdings would generally be required to indemnify the Company against any tax resulting from the Distribution to the extent that such tax resulted from (1) an issuance of Batesville Holdings’ equity securities, a redemption of its equity securities or its involvement in other acquisitions of its equity securities, (2) other actions or failures to act by Batesville Holdings or (3) any of Batesville Holdings’ representations or undertakings being incorrect or violated. For a more detailed discussion, see the description of the tax sharing agreement above.
     If the Company is unable to convert its portfolio of auction rate securities to cash, the Company’s liquidity and earnings could be adversely affected.
     The Company currently holds a portfolio of auction rate securities (consisting of highly rated state and municipal bonds) carried on its books at a value of approximately $107 million. As a result of recent market conditions and auction failures, the Company may not be able to liquidate these securities prior to completion of the Distribution. Accordingly, at the time of the Distribution and in connection with the allocation of cash, cash equivalents and short-term investments between the Company and Batesville Holdings, the Company expects to transfer approximately $57 million of these securities to Batesville Holdings. If current market conditions do not improve or worsen, the Company may not be able, or may be delayed in its ability, to convert the auction rate securities retained by it to cash, these assets could be impaired, and the Company’s liquidity and earnings could be adversely affected.
Rule 10b5-1 Plan
     The Company understands that its President and Chief Executive Officer, Peter H. Soderberg, has entered into a plan under Rule 10b5-1 of the Securities and Exchange Commission for the purchase by Mr. Soderberg of a total of $500,000 of common stock of the Company (Hill-Rom Holdings, Inc.) in the “ex-distribution” market prior to completion of the Distribution and in the “regular way” market following the completion of the Distribution.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
2.1	Form of Distribution Agreement by and between Hillenbrand Industries, Inc. and Batesville Holdings, Inc. (Incorporated herein by reference to Exhibit 2.1 to Batesville Holdings, Inc.’s Registration Statement on Form 10 (Registration No. 001-33794))

10.1	Form of Judgment Sharing Agreement by and between Hillenbrand Industries, Inc., Batesville Holdings, Inc. and Batesville Casket Company, Inc. (Incorporated herein by reference to Exhibit 10.3 to Batesville Holdings, Inc.’s Registration Statement on Form 10 (Registration No. 001-33794))

10.2	Form of Employee Matters Agreement by and between Hillenbrand Industries, Inc. and Batesville Holdings, Inc. (Incorporated herein by reference to Exhibit 10.2 to Batesville Holdings, Inc.’s Registration Statement on Form 10 (Registration No. 001-33794))

10.3	Form of Tax Sharing Agreement by and between Hillenbrand Industries, Inc. and Batesville Holdings, Inc. (Incorporated herein by reference to Exhibit 10.1 to Batesville Holdings, Inc.’s Registration Statement on Form 10 (Registration No. 001-33794))

99.1	Press release dated March 17, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.
DATE: March 17, 2008	BY:	/s/ Gregory N. Miller
Gregory N. Miller
Senior Vice President and Chief Financial Officer

DATE: March 17, 2008	BY:	/s/ Richard G. Keller
Richard G. Keller
Vice President — Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Form of Distribution Agreement by and between Hillenbrand Industries, Inc. and Batesville Holdings, Inc. (Incorporated herein by reference to Exhibit 2.1 to Batesville Holdings, Inc.’s Registration Statement on Form 10 (Registration No. 001-33794))

10.1	Form of Judgment Sharing Agreement by and between Hillenbrand Industries, Inc., Batesville Holdings, Inc. and Batesville Casket Company, Inc. (Incorporated herein by reference to Exhibit 10.3 to Batesville Holdings, Inc.’s Registration Statement on Form 10 (Registration No. 001-33794))

10.2	Form of Employee Matters Agreement by and between Hillenbrand Industries, Inc. and Batesville Holdings, Inc. (Incorporated herein by reference to Exhibit 10.2 to Batesville Holdings, Inc.’s Registration Statement on Form 10 (Registration No. 001-33794))

10.3	Form of Tax Sharing Agreement by and between Hillenbrand Industries, Inc. and Batesville Holdings, Inc. (Incorporated herein by reference to Exhibit 10.1 to Batesville Holdings, Inc.’s Registration Statement on Form 10 (Registration No. 001-33794))

99.1	Press release dated March 17, 2008

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